UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Gryphon Digital Mining, Inc.
(Name of Registrant as Specified In Its Charter)

______________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

GRYPHON DIGITAL MINING, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On [●], 2025

Dear Stockholder:

A Special Meeting of Stockholders (the “Special Meeting”) of Gryphon Digital Mining, Inc., a Delaware corporation (the “Company”), will be held virtually via the Internet at https://www.cstproxy.com/gryphondigitalmining/[●], on [●], 2025 at 10:00 a.m. Eastern time for the following purposes:

1.	To approve and adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”) to increase the total number of authorized shares of our common stock, par value $0.0001 (the “Common Stock”), from 150,000,000 to 500,000,000 (the “Authorized Shares Proposal”);

2.	To approve and adopt an amendment to the Charter to effect a reverse stock split (the “Reverse Split”) of our issued and outstanding shares of Common Stock, at a specific ratio, ranging from one-for-two (1:2) to one-for-forty (1:40), at any time prior to the one-year anniversary date of the Special Meeting, with the exact ratio to be determined by the Company’s board of directors (the “Board”) in its discretion and without further approval or authorization of our stockholders (the “Reverse Split Proposal”);

3.	To approve and adopt amendments to the Charter to declassify the Board and make related changes (the “Declassification Proposal”);

4.	To approve, in accordance with Nasdaq Listing Rules 5635(b) and (d), the issuance of shares of Common Stock upon (i) conversion of a Loan, Guaranty and Security Agreement and (ii) exercise of certain warrants, each entered into in connection with a Debt Repayment and Exchange Agreement between the Company and Anchorage Lending CA, LLC (collectively, the “Anchorage Agreements”), in the event such conversion and/or exercise, together with the shares of our Common Stock issued in connection with the Anchorage Agreements, are in excess of 20% of our outstanding Common Stock (the “Issuance Proposal”); and

5.	To approve the adjournment of the Special Meeting to the extent there are insufficient proxies at the Special Meeting to approve any one or more of the foregoing proposals (the “Adjournment Proposal”).

These items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders are invited to attend the Special Meeting. After careful consideration, the Board recommends a vote FOR the Authorized Shares Proposal, the Reverse Split Proposal, the Declassification Proposal, the Issuance Proposal and the Adjournment Proposal.

The record date for the Special Meeting is [●], 2025 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting and any adjournment, continuation or postponement thereof. A complete list of registered stockholders entitled to vote at the Special Meeting will be available for inspection at the principal offices of the Company (upon request to us by mail at 1180 N. Town Center Drive, Suite 100, Las Vegas, NV 89144, Attn: Corporate Secretary) during regular business hours for the 10 calendar days prior to the Special Meeting.

The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast on the internet. No physical meeting will be held.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholders’ Meeting to Be Held on [●], 2025
at 10:00 a.m. Eastern Time
virtually via the Internet at https://www.cstproxy.com/gryphondigitalmining/[●]

The Proxy Statement is available at https://www.cstproxy.com/gryphondigitalmining/[●]

Proxy materials will be first sent to stockholders on or about [●], 2025.

By Order of the Board of Directors,
Steve Gutterman
Chief Executive Officer
Las Vegas, Nevada
[●], 2025

You are cordially invited to attend the virtual Special Meeting. Whether or not you expect to attend the virtual special meeting, please complete, date, sign and return the enclosed proxy, or vote by phone or online as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. For specific instructions on how to vote your shares, please see the section entitled “Questions and Answers About These Proxy Materials and Voting” beginning on page 1 of this proxy statement.

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Forward-Looking Statements

This Proxy Statement contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations or beliefs concerning future events. All statements other than statements of historical facts contained in this Proxy Statement, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. These forward-looking statements rely on assumptions and involve risks and uncertainties, many of which are beyond the Company’s control, including, but not limited to, factors detailed in this Proxy Statement and under Part I, “Item 1A. Risk Factors” and in other sections of our most recent Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report on Form 10-K), and in our other subsequent filings with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and, except as required by law, the Company undertakes no duty to update or revise any forward-looking statement.

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GRYPHON DIGITAL MINING, INC.
1180 N. Town Center Drive, Suite 100
Las Vegas, NV 89144

PROXY STATEMENT
FOR A SPECIAL MEETING OF STOCKHOLDERS

To Be Held on [●], 2025

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

Gryphon Digital Mining, Inc. (“Gryphon” or the “Company”) is sending you these proxy materials because the Board of Directors (the “Board”) of Gryphon is soliciting your proxy to vote at a Special Meeting of Stockholders (the “Special Meeting”), including at any adjournments or postponements of the Special Meeting. You are invited to attend the Special Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the related proxy card, or follow the instructions below to submit your proxy by phone or online.

The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively online via the virtual meeting website at www.cstproxy.com/gryphondigitalmining/[●]. Hosting a virtual meeting enables increased stockholder attendance since stockholders can participate from any location around the world. Stockholders can vote via the internet in advance or during the virtual Special Meeting.

How do I attend the virtual Special Meeting?

This Special Meeting will be a completely virtual meeting. There will be no physical meeting. The Special Meeting will only be conducted via live webcast.

To participate in the Special Meeting, visit www.cstproxy.com/gryphondigitalmining/[●] and enter the 12-digit control number included with your proxy materials or on your proxy card. You may begin to log into the meeting platform beginning at 9:45 a.m. Eastern Time on [●], 2025. The Special Meeting will begin promptly at 10:00 a.m., Eastern Time on [●], 2025.

The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

Technical assistance will be available for stockholders who experience technical issues accessing the meeting. Contact information for technical support will appear on the virtual meeting website prior to the start of the meeting.

However, even if you plan to attend the virtual Special Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Special Meeting. Even if you have voted by proxy, you may still vote if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

How do I gain admission to the virtual Special Meeting?

You are entitled to attend the virtual Special Meeting only if you were a stockholder of record as of the Record Date for the Special Meeting, which was [●], 2025, or you hold a valid proxy for the Special Meeting. You may attend the Special Meeting, and may vote and submit a question during the Special Meeting, by visiting www.cstproxy.com/gryphondigitalmining/[●] and using your 12-digit control number to enter the Special Meeting.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on [●], 2025 (the “Record Date”) will be entitled to vote at the Special Meeting. As of the Record Date, there were [●] shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on [●], 2025 your shares were registered directly in your name with Gryphon’s transfer agent, Continental Stock Transfer & Trust Company (“Continental”), then you are a stockholder of record. As a stockholder of record, you may vote at the Special Meeting by going to the virtual meeting website or vote by proxy. Whether or not you plan to attend the Special Meeting, the Company urges you to fill out and return the related proxy card or vote by proxy by phone or online as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on [●], 2025 your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and proxy materials should be forwarded to you by that organization, which notice will contain instructions on how you may direct the voting of your shares and how to access and participate in the Special Meeting. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account.

How do I ask questions?

If you would like to submit a question during the meeting, log into the virtual meeting platform at www.cstproxy.com/gryphondigitalmining/[●], which provides functionality for you to submit a question during the meeting. Please note that questions that are pertinent to meeting matters will be answered during the meeting, subject to time constraints, and questions regarding personal matters or others that are not pertinent to meeting matters will not be answered.

On what matters am I voting?

There are five matters scheduled for a vote:

1.	To approve and adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”) to increase the total number of authorized shares of our common stock, par value $0.0001 (the “Common Stock”), from 150,000,000 to 500,000,000 (the “Authorized Shares Proposal”);

2.	To approve and adopt an amendment to the Charter to effect a reverse stock split (the “Reverse Split”) of our issued and outstanding shares of Common Stock, at a specific ratio, ranging from one-for-two (1:2) to one-for-forty (1:40), at any time prior to the one-year anniversary date of the Special Meeting, with the exact ratio to be determined by the Company’s board of directors (the “Board”) in its discretion and without further approval or authorization of our stockholders (the “Reverse Split Proposal”);

3.	To approve and adopt amendments to the Charter to declassify the Board and make related changes (the “Declassification Proposal”);

4.	To approve, in accordance with Nasdaq Listing Rules 5635(b) and (d), the issuance of shares of Common Stock upon (i) conversion of a Loan, Guaranty and Security Agreement and (ii) exercise of certain warrants, each entered into in connection with a Debt Repayment and Exchange Agreement between the Company and Anchorage Lending CA, LLC (collectively, the “Anchorage Agreements”), in the event such conversion and/or exercise, together with the shares of our Common Stock issued in connection with the Anchorage Agreements, are in excess of 20% of our outstanding Common Stock (the “Issuance Proposal”); and

5.	To approve the adjournment of the Special Meeting to the extent there are insufficient proxies at the Special Meeting to approve any one or more of the foregoing proposals (the “Adjournment Proposal”).

After careful consideration, the Board recommends a vote FOR the Authorized Shares Proposal, the Reverse Split Proposal, the Declassification Proposal, the Issuance Proposal and the Adjournment Proposal.

What if another matter is properly brought before the Special Meeting?

The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

With respect to each Proposal, you may vote for “For” or “Against” or you may “Abstain” from voting.

The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

Stockholders of record may vote their shares (i) electronically at the virtual Special Meeting, or (ii) by proxy by mail, telephone or Internet. Whether or not you plan to attend the virtual Special Meeting, the Company urges you to vote by proxy to ensure your vote is counted. You may choose one of the following voting methods to cast your vote.

1.	To vote electronically at the virtual Special Meeting, see above in “How do I attend the virtual Special Meeting?”

2.	If you have received a printed copy of these proxy materials, you may vote by mail by simply marking your proxy, dating and signing it, and return it to the Company in the postage-paid envelope provided.

3.	To vote by telephone or Internet, follow the instructions on the proxy card.

The method by which you vote now will in no way limit your right to vote electronically at the virtual Special Meeting if you later decide to attend.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

Beneficial holders will need to contact Continental to receive a control number. If you plan to vote at the virtual Special Meeting you will need to have a legal proxy from your bank, broker or nominee or, if you would like to join and not vote, Continental will issue a guest control number with proof of ownership. Stockholders must contact Continental for specific instructions on how to receive the control number. Continental can be contacted at (917) 262-2373, or via email at proxy@continentalstock.com. Please allow up to 72 hours prior to the Special Meeting for processing your control number.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of [●], 2025.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card by mail, by phone, online or virtually at the Special Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, they will not have the authority to vote your shares on any of the proposals. It is important that you cast your vote on all matters.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “For” each proposal. If any other matter is properly presented at the Special Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is made by the Company. We will pay for the entire cost of soliciting proxies. We have engaged Morrow Sodali, LLC (“Morrow”) to assist in the solicitation of proxies for the Special Meeting. We have agreed to pay Morrow a fee of $12,500 in connection with such services in connection with the Special Meeting. We will also reimburse Morrow for reasonable out-of-pocket expenses and will indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. These parties will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may grant a subsequent proxy by phone or online.

●	You may send a timely written notice that you are revoking your proxy to Gryphon’s Corporate Secretary at 1180 N. Town Center Drive, Suite 100, Las Vegas, NV 89144.

●	You may attend the Special Meeting and vote virtually. Simply attending the Special Meeting without voting virtually will not, by itself, revoke your proxy.

Your most current proxy card or proxy submitted by phone or online is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the Special Meeting, who will separately count votes and any broker non-votes and abstentions for each of the proposals.

How many votes are needed to approve each proposal?

Proposals 1 (the Authorized Shares Proposal), 2 (the Reverse Split Proposal), 4 (the Issuance Proposal) and 5 (the Adjournment Proposal), in each case, must receive the affirmative vote of at least a majority of votes cast at the Special Meeting by stockholders present in person or represented by proxy and entitled to vote on the matter. Assuming a quorum is present, abstentions and broker non-votes will have no effect on any of these proposals.

Proposal 3 for the Declassification Proposal must receive the affirmative vote of at least a majority of the voting power of all of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Therefore, Proposal 3 will be approved if the number of votes cast “For” approval of such proposal constitutes at least a majority of the outstanding shares of Common Stock. This means that if you abstain from voting on this proposal, your vote will have the same effect as a vote against Proposal 3. Broker non-votes will also have the same effect as votes against Proposal 3.

For more information please see the subsections “—Required Vote and Recommendation” under each of the Proposals described elsewhere in this proxy statement.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Special Meeting. A quorum is present if stockholders holding a majority of the outstanding shares of common stock entitled to vote are present at the Special Meeting in person or represented by proxy. As of [●], 2025, there were [●] shares outstanding and entitled to vote. Thus, the holders of [●] shares of Common Stock must be present in person or represented by proxy at the Special Meeting to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) by mail, by phone or online or if you vote in person at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Special Meeting or the holders of a majority of shares present at the Special Meeting in person or represented by proxy may adjourn the Special Meeting to another date.

How are abstentions and broker non-votes treated?

Abstentions will be included in the determination of the number of shares present at the Special Meeting for determining a quorum at the meeting. Abstentions will have no effect on Proposals 1 (the Authorized Shares Proposal), 2 (the Reverse Split Proposal), 4 (the Issuance Proposal) and 5 (the Adjournment Proposal), but abstentions would have the same effect as a vote against Proposal 3 (the Declassification Proposal).

Broker non-votes will be included in the determination of the number of shares present at the Special Meeting for determining a quorum at the meeting. Failure to instruct your broker how to vote with respect to Proposals 1 (the Authorized Shares Proposal), 2 (the Reverse Split Proposal), 4 (the Issuance Proposal) and 5 (the Adjournment Proposal), will have no effect on the outcome of the votes because broker non-votes are not considered shares entitled to vote. However, if you do not give your broker specific instructions on how to vote your shares with respect to the Authorized Shares Proposal or Reverse Split Proposal, your broker may vote your shares at its discretion. Brokers who have not received voting instructions from the beneficial owner do not have discretionary authority to vote on the Declassification Proposal, the Issuance Proposal or the Adjournment Proposal. Therefore, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote on the Declassification Proposal, the Issuance Proposal or the Adjournment Proposal, no votes will be cast on such proposals on your behalf. Broker non-votes have the same effects as a vote against the Declassification Proposal.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Special Meeting?

No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Special Meeting.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that the Company expects to file within four business days after the Special Meeting. If final voting results are not available to the Company in time to file a Form 8-K within four business days after the Special Meeting, it intends to file a Form 8-K to publish preliminary results and, within four business days after the final results are known, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The Proxy Statement is available at https://www.cstproxy.com/gryphondigitalmining/[●].

Who can help answer my questions?

If you have questions about the proposals or if you need additional copies of the proxy materials or the enclosed proxy card you should contact our proxy solicitor, Morrow, at (800) 662-5200 (toll free) or by email at GRYP.info@investor.morrowsodali.com.

You may also obtain additional information about the Company from documents filed with the SEC by following the instructions in the section entitled “Additional Information.”

PROPOSAL 1: AUTHORIZED SHARES PROPOSAL

Overview

Our Board has approved, subject to shareholder approval, to amend our Charter to increase the number of shares of Common Stock authorized for issuance thereunder by 350,000,000 shares, from 150,000,000 shares to 500,000,000 shares. If approved by our stockholders, the amendment will become effective upon the filing of a certificate of amendment to our Charter (the “Authorized Shares Charter Amendment”) with the Delaware Secretary of State, which filing is expected to occur promptly after stockholder approval of this Proposal 1.

The form of amendment to our Charter relating to this Proposal 1 is attached to this Proxy Statement as Annex A, subject to any changes required by applicable law.

Purpose and Effect of the Amendment

The purpose of this proposal for the Authorized Shares Charter Amendment is to increase our authorized shares of Common Stock in order to adequately finance the Company to cover the costs of our operations including business development, contractual obligations and other operating activities.

Our Charter currently authorizes us to issue a maximum of 150,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”). Our issued and outstanding securities, as of [●], 2025, are as follows:

●	[●] shares of Common Stock;

●	[●] shares underlying warrants to purchase shares of Common Stock;

●	[●] shares issuable upon settlement of unvested service-based restricted stock units; and

●	[●] shares of Common Stock reserved for issuance pursuant to new equity awards granted under the 2024 Omnibus Incentive Plan.

Until we have obtained approval of this Proposal 1, the limited number of remaining available shares of Common Stock will make it difficult or impossible for us to raise the necessary capital needed to accomplish our goals, and suggest and/or respond to capital financing proposals with potential investors. We will require substantial additional capital resources in order to conduct our operations, complete our product development programs, and meet our contractual obligations.

Without substantial additional capital resources, we may need to curtail capital expenditures and reduce business development and other operating activities. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could have a material adverse effect on our business, operating results, financial condition and prospects. Because of our funding requirements, we will try to raise additional capital through public or private financings, as well as collaborative relationships, incurring debt and other available sources.

The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. To the extent that additional authorized shares are issued in the future, such additional issuances may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. Holders of Common Stock have no preemptive rights and the Board has no plans to grant such rights with respect to any such shares.

The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of us. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the number of shares of Common Stock authorized for issuance under the Charter is not prompted by any specific effort or takeover threat currently perceived by management.

The additional shares of Common Stock to be authorized pursuant to the proposed amendment will be of the same class of Common Stock as is currently authorized under our Charter. These additional shares will be used to issue shares of our Common Stock in connection with our existing stock option and award plans. In addition, we anticipate raising additional capital through future issuances and sales of shares of our Common Stock, or securities convertible or exercisable for shares of our Common Stock, and we intend to use the additional shares of Common Stock that will be available to undertake any such issuances and sales.

Other than as described in this proxy statement , we do not currently have any immediate plans, arrangements or understandings to issue the additional shares of Common Stock that may be authorized if this Proposal 1 to increase the number of authorized shares of Common Stock is approved by stockholders.

Required Vote and Recommendation

In accordance with the DGCL, our Charter and bylaws and assuming a quorum is present at the Special Meeting, approval and adoption of this Proposal 1 requires the affirmative (“FOR”) vote of a majority of votes cast at the Special Meeting by stockholders present or represented by proxy and entitled to vote on the matter at the Special Meeting.

Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this proposal. Abstentions and broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of this proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 1 (AUTHORIZED SHARES PROPOSAL).

PROPOSAL 2: REVERSE SPLIT PROPOSAL

Overview

Our Board has determined that it is advisable and in the best interests of the Company and its stockholders, for us to amend our Charter to authorize our Board to effect a reverse stock split (the “Charter Amendment”) of our issued and outstanding shares of Common Stock at a specific ratio, ranging from one-for-two (1:2) to one-for-forty (1:40) (the “Approved Split Ratios”), to be determined by the Board (the “Reverse Split”). A vote for this Proposal 2 will constitute approval of the Reverse Split that, once authorized by the Board and effected by filing the Charter Amendment with the Secretary of State of the State of Delaware, will combine between ten and forty shares of our Common Stock into one share of our Common Stock. If implemented, the Reverse Split will have the effect of decreasing the number of shares of our Common Stock issued and outstanding.

Accordingly, stockholders are asked to adopt and approve the Charter Amendment set forth in Annex B to effect the Reverse Split as set forth in the Charter Amendment, subject to the Board’s determination, in its sole discretion, whether or not to implement the Reverse Split, as well as the specific ratio within the range of the Approved Split Ratios, and provided that the Reverse Split must be effected on or prior to the one-year anniversary date of the Special Meeting. The text of Annex B remains subject to modification to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary or advisable to implement the Reverse Split.

If adopted and approved by the holders of our outstanding voting securities, the Reverse Split would be applied at an Approved Split Ratio approved by the Board prior to the one-year anniversary date of the Special Meeting. The Board reserves the right to elect to abandon the Reverse Split if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of the Company and its stockholders.

Purpose and Rationale for the Reverse Split

As we have previously reported, on September 5, 2024, we received notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Common Stock for the prior 30 consecutive business days, we were not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on Nasdaq, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). We have 180 days from September 5, 2024, or through March 4, 2025, to regain compliance with the Bid Price Rule.

Failure to approve the Reverse Split may potentially have serious, adverse effects on us and our stockholders. Our Common Stock could be delisted from The Nasdaq Capital Market. Our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our Common Stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and may be avoided by retail and institutional investors, resulting in the impaired liquidity of our Common Stock.

As of [●], 2025, our Common Stock closed at $[●] per share on the Nasdaq Capital Market. The Reverse Split, if effected, would likely have the immediate effect of increasing the price of our Common Stock as reported on the Nasdaq Capital Market, therefore reducing the risk that our Common Stock could be delisted from the Nasdaq Capital Market.

Our Board strongly believes that the Reverse Split is necessary to maintain our listing on The Nasdaq Capital Market. Accordingly, the Board has approved resolutions proposing the Charter Amendment to effect the Reverse Split and directed that it be submitted to our stockholders for adoption and approval at the Special Meeting. Management and the Board have considered the potential harm to us and our stockholders should Nasdaq delist our Common Stock from trading. Delisting could adversely affect the liquidity of our Common Stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange, or other reasons.

Other Effects. The Board also believes that the increased market price of our Common Stock expected as a result of implementing the Reverse Split could improve the marketability and liquidity of our Common Stock and may encourage interest and trading in our Common Stock. The Reverse Split, if effected, could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited from buying stock whose price is below a certain threshold), potentially increasing the trading volume and liquidity of our Common Stock. The Reverse Split could help increase analyst and broker interest in the Common Stock, as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

Our Board does not intend for this transaction to be the first step in a series of plans or proposals effect a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Risks of the Proposed Reverse Split

We cannot assure you that the proposed Reverse Split will increase the price of our Common Stock and have the desired effect of maintaining compliance with Nasdaq’s Bid Price Rule or other continued listing standards of Nasdaq.

If the Reverse Split is implemented, our Board expects that it will increase the market price of our Common Stock so that we are able to regain and maintain compliance with the Bid Price Rule. However, the effect of the Reverse Split upon the market price of our Common Stock cannot be predicted with any certainty, and the Prior Reverse Split did not enable us to maintain compliance with the Bid Price Rule. The history of similar reverse stock splits for companies in similar circumstances is varied. It is possible that (i) the per share price of our Common Stock after the Reverse Split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Reverse Split, (ii) the market price per post-Reverse Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, or (iii) the Reverse Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if the Reverse Split is implemented, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Split. In any case, the market price of our Common Stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Split is consummated and the trading price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Even if the market price per post-Reverse Split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum stockholders’ equity, minimum number of shares that must be in the public float and the minimum market value of the public float.

A decline in the market price of our Common Stock after the Reverse Split is implemented may result in a greater percentage decline than would occur in the absence of a reverse stock split.

If the Reverse Split is implemented and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our Common Stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of Common Stock outstanding.

The proposed Reverse Split may decrease the liquidity of our Common Stock.

The liquidity of our Common Stock may be harmed by the proposed Reverse Split given the reduced number of shares of Common Stock that would be outstanding after the Reverse Split, particularly if the stock price does not increase as a result of the Reverse Split.

The proposed Reverse Split could make a takeover proposal more difficult.

The Reverse Split would result in an increased proportion of unissued authorized shares to issued shares, which could have possible anti-takeover effects and could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in our control or management (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company). These authorized but unissued shares could (within the limits imposed by applicable law) be issued in one or more transactions that could make a change of control of the Company more difficult, and therefore more unlikely, or used to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders. For example, without further stockholder approval, the Board could (within the limits imposed by applicable law) strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor our then-current Board, or the shares could be available for potential issuance pursuant to a shareholder rights plan. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons that would support the Board in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board although perceived to be desirable by some stockholders. The issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Despite these possible anti-takeover effects, this Reverse Split Proposal has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt or any effort of which we are aware to accumulate our stock or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise (nor is the Board currently aware of any such attempts directed at us). Nevertheless, stockholders should be aware that approval of this Reverse Split Proposal could facilitate future efforts by us to deter or prevent changes in our control, including transactions in which stockholders might otherwise receive a premium for their shares over then-current market prices.

Determination of the Ratio for the Reverse Split

If Proposal 2 is approved by stockholders and the Board determines that it is in the best interests of the Company and its stockholders to move forward with the Reverse Split, the Approved Split Ratio will be selected by the Board, in its sole discretion. However, the Approved Split Ratio will not be less than a ratio of one-for-two (1:2) or exceed a ratio of one-for-forty (1:40). In determining which Approved Split Ratio to use, the Board will consider numerous factors, including the historical and projected performance of our Common Stock, the effect of the Approved Split Ratio on our compliance with other Nasdaq listing requirements, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our Common Stock in the period following the effectiveness of the Reverse Split. The Board will also consider the impact of the Approved Split Ratios on investor interest. The purpose of selecting a range is to give the Board the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Based on the number of shares of Common Stock issued and outstanding as of [●], 2025, after completion of the Reverse Split, we will have between [●] and [●] shares of Common Stock issued and outstanding, depending on the Approved Split Ratio selected by the Board.

Principal Effects of the Reverse Split

After the effective date of the proposed Reverse Split, each stockholder will own a reduced number of shares of Common Stock. Except for adjustments that may result from the treatment of fractional shares as described below, the proposed Reverse Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the proposed Reverse Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to a Reverse Split would continue to hold 2% of the voting power of the outstanding shares of our Common Stock immediately after such Reverse Split. The number of stockholders of record also will not be affected by the proposed Reverse Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Split.

The following table contains approximate number of issued and outstanding shares of Common Stock, and the estimated per share trading price following a 1:2 to 1:40 Reverse Split after giving effect to a hypothetical reverse stock split of one-for-two (1-for-2), one-for-ten (1-for-10), one-for-twenty (1-for-20), one-for-thirty (1-for-30) and one-for-forty (1-for-40), without giving effect to any adjustments for fractional shares of Common Stock or the issuance of any derivative securities, as of our Record Date of [●], 2025.

	Prior to Reverse Split		1-for-2	1-for-10	1-for-20	1-for-30	1-for-40

Authorized Shares of Common Stock(1)		150,000,000	150,000,000	150,000,000	150,000,000	150,000,000	150,000,000
Shares of Common Stock Issued and Outstanding		[●]	[●]	[●]	[●]	[●]	[●]
Shares of Common Stock Reserved for Future Issuance(2)(4)		[●]	[●]	[●]	[●]	[●]	[●]
Shares of Common Stock Authorized but Unissued and Unreserved and Available for Future Issuance(3)(4)		[●]	[●]	[●]	[●]	[●]	[●]
Price per share, based on the closing price of our Common Stock on the Record Date(4)	$	[●]	[●]	[●]	[●]	[●]	[●]

(1)	The Reverse Split will not have any impact on the number of shares of Common Stock we are authorized to issue under our Charter. However, if Proposal 1 is approved at the Special Meeting, we intend to increase our authorized shares of Common Stock from 150,000,000 to 500,000,000.

(2)	Includes (i) [●] shares underlying warrants to purchase shares of Common Stock, (ii) [●] shares issuable upon settlement of unvested service-based restricted stock units and (iii) [●] shares of Common Stock reserved for issuance pursuant to new equity awards granted under the 2024 Omnibus Incentive Plan.

(3)	If Proposal 1 is approved at the Special Meeting, we intend to increase our authorized shares of Common Stock from 150,000,000 to 500,000,000. As a result of such approval, each of the amounts of authorized shares of our Common Stock set forth in this row would increase by 350,000,000.

(4)	These estimates do not reflect the potential effects of rounding up of fractional shares that may result from the Reverse Split.

After the effective date of the Reverse Split, our Common Stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our Common Stock.

Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our Common Stock under the Exchange Act. Our Common Stock would continue to be reported on Nasdaq under the symbol “GRYP”, assuming that we are able to regain compliance with the minimum bid price requirement, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Split to indicate that the Reverse Split had occurred.

Effect on Outstanding Derivative Securities

The Reverse Split will require that proportionate adjustments be made to the conversion rate, the per share exercise price and the number of shares issuable upon the exercise or conversion of the Company’s outstanding derivative securities, and/or securities exercisable, exchangeable or convertible, directly or indirectly, into the Company’s Common Stock, in accordance with the Approved Split Ratio.

The adjustments to the above securities, as required by the Reverse Split and in accordance with the Approved Split Ratio, would result generally in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split.

Effect on Equity Incentive Plans

Pursuant to the terms of the 2024 Omnibus Incentive Plan, the Board, or a designated committee thereof, as applicable, will adjust the number of shares of Common Stock underlying outstanding awards, the exercise price per share of outstanding stock options and other terms of outstanding awards issued pursuant to the 2024 Omnibus Incentive Plan to equitably reflect the effects of the Reverse Split. Furthermore, the number of shares available for future grant under the 2024 Omnibus Incentive Plan will be similarly adjusted.

Effective Date

The proposed Reverse Split would become effective on the date of filing of the Charter Amendment with the office of the Secretary of State of the State of Delaware unless another effective date is set forth in the Charter Amendment. On the effective date, shares of Common Stock issued and outstanding shares of Common Stock held in treasury, in each case, immediately prior thereto will be combined and reclassified, automatically and without any action on the part of our stockholders, into new shares of Common Stock in accordance with the Approved Split Ratio set forth in this Proposal 2. If the proposed Charter Amendment is not adopted and approved by our stockholders, the Reverse Split will not occur.

Treatment of Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Split, after aggregating such shares to such stockholder, will automatically be entitled to receive an additional fraction of a share of Common Stock, to round up to the next whole share. In any event, cash will not be paid for fractional shares.

Record and Beneficial Stockholders

If the Reverse Split is authorized by our stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares of Common Stock electronically in book entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of Common Stock they hold after the Reverse Split along with payment in lieu of any fractional shares. Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation and making payment for fractional shares than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If the Reverse Split is authorized by the stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the Reverse Split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Split shares in exchange for post-Reverse Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. Until surrender, each certificate representing shares before the Reverse Split would continue to be valid and would represent the adjusted number of whole shares based on the approved exchange ratio of the Reverse Split selected by the Board. No new post-Reverse Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-REVERSE SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of Common Stock would remain unchanged at $0.0001 per share after the Reverse Split. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionally, based on the Approved Split Ratio selected by the Board, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The shares of Common Stock held in treasury, if any, will also be reduced proportionately based on the Approved Split Ratio selected by the Board. Retroactive restatement will be given to all share numbers in the financial statements, and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the Delaware General Corporation Law with respect to this Proposal 2 and we will not independently provide our stockholders with any such right if the Reverse Split is implemented.

Material Federal U.S. Income Tax Consequences of the Reverse Split

The following is a summary of certain material U.S. federal income tax consequences of a Reverse Split to our stockholders. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Split. This discussion only addresses stockholders who hold Common Stock as capital assets. It does not purport to be complete and does not address stockholders subject to special tax treatment under the Code, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purpose) holding our Common Stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Split to them. In addition, the following discussion does not address the tax consequences of the Reverse Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Split, whether or not they are in connection with the Reverse Split.

In general, the federal income tax consequences of a Reverse Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of Common Stock in exchange for their old shares of Common Stock. We believe that because the Reverse Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Split should have the following federal income tax effects. The Reverse Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1) (E) of the Code. A stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its old shares of Common Stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. Stockholders of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A stockholder who holds a number of shares of common stock not evenly divisible by the Approved Split Ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share of common stock. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share are not clear. A stockholder that receives a full share in lieu of a fractional share may be treated as though it received a distribution from us to the extent that the value of the full share exceeds the value of the fractional share the stockholder otherwise would have received. Such distribution would generally be a dividend to the extent of our current or accumulated earnings and profits. Any amount in excess of earnings and profits would generally reduce the stockholder’s basis in their shares of common stock by the amount of such excess. The portion of the full share in excess of the fractional share would generally have a tax basis equal to the amount recognized as a dividend and the holding period for such share would begin on the date of the deemed distribution. Stockholders are urged to consult their own tax advisors as to the possible tax consequences of receiving an additional fraction of a share in the Reverse Split.

We will not recognize any gain or loss as a result of the proposed Reverse Split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Required Vote and Recommendation

In accordance with the DGCL, our Charter and bylaws and assuming a quorum is present at the Special Meeting, approval and adoption of this Proposal 2 requires the affirmative (“FOR”) vote of a majority of votes cast at the Special Meeting by stockholders present or represented by proxy and entitled to vote on the matter at the Special Meeting.

Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this proposal. Abstentions and broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of this proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2 (REVERSE SPLIT PROPOSAL).

PROPOSAL 3: THE DECLASSIFICATION PROPOSAL

Since the Company’s initial public offering, the Board has been divided into three classes, each elected for a three-year term. The classification of the Board results in staggered elections, with a different class of directors standing for election every third year. Currently, any director elected to fill a newly created Board seat or vacancy holds office for a term that coincides with the remaining term of the class of directors in which the new directorship was created or the vacancy occurred. The Board has believed that this classified structure promotes continuity and stability of strategy, oversight and policies, provides negotiating leverage to the Board in a potential takeover situation and facilitates the ability of the Board to focus on creating long-term stockholder value. As part of the Company’s regular discussions on corporate governance issues, in consultation with members of the Board and incorporating feedback from the Company’s stockholders, the Board evaluated the classified board structure and took into account arguments both for and against the continuation of a classified board.

The Board considered the growing sentiment, particularly in the institutional investor community, in favor of annual elections and the Board’s ability to continue to be effective in protecting stockholder interests under an annual election system. In this regard, the Board recognizes that many investors and commentators believe that the election of directors is the primary means for stockholders to influence corporate policies and hold management accountable for implementing those policies. The Board is also cognizant that many other companies who recently went public have eliminated their classified board structures in recent years.

In order to implement declassification of the Board, the Company’s Certificate of Incorporation will need to be amended. After careful deliberation, the Board has approved proposed amendments to the Company’s Certificate of Incorporation that would eliminate the classified structure and provide for the annual election of all directors beginning at the 2025 Annual Meeting of Stockholders. The general description of the declassification amendments set forth below is a summary only and is qualified in its entirety by and subject to the full text of the form of proposed amendments (the “Declassification Amendments”), which is attached as Annex B hereto.

In making its decision to recommend stockholders approve and adopt the declassification of the Board, the Board considered the benefits of a classified board versus a declassified board and important feedback received from stockholders as part of the Company’s ongoing stockholder outreach efforts. While a classified board can promote continuity, enhance the stability of the Board and encourage a long-term perspective, the Board considered the possibility that a classified board structure may reduce the accountability of directors to stockholders. After careful deliberation on these and other considerations, the Board determined that moving to annual elections of directors is in the best interests of the Company and its stockholders. The Board unanimously adopted resolutions setting forth the Declassification Amendments, declared the Declassification Amendments advisable and unanimously resolved to submit the Declassification Amendments to stockholders for consideration.

The proposed Declassification Amendments provide for the annual election of all directors for one-year terms, beginning at the 2025 Annual Meeting of Stockholders. The Declassification Amendments also provide that directors elected by the Board to fill vacancies would be appointed for a term expiring at the next annual meeting of stockholders following their appointment, even if their predecessors were serving for a longer term. In addition, Delaware law provides that directors serving on boards that are not classified may be removed with or without cause, whereas currently directors can be removed only for cause. Consistent with Delaware law, the Declassification Amendments would permit stockholders to remove directors elected after the Board is declassified with or without cause. Directors elected while the Board was still classified, that is through the 2025 Annual Meeting, would continue to be removable only for cause.

The form of the Declassification Amendments is attached as Annex C hereto. If the Company’s stockholders approve the amendments to the Certificate of Incorporation, the amendments will become legally effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State. The Company intends to make that filing as soon as practicable after this Proposal 3 has been duly approved by stockholders at the Special Meeting. Following such time, the Board will make conforming changes to the Company’s bylaws. If the Company’s stockholders do not approve the amendments, the Board will remain classified, with each class of directors serving for three-year staggered terms.

Required Vote and Recommendation

Proposal 3 must receive the affirmative vote (“FOR”) of at least a majority of the voting power of all of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Abstentions and broker non-votes would have the effect of a vote against this Proposal 3.

OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 3 (THE DECLASSIFICATION PROPOSAL).

PROPOSAL 4 — ISSUANCE PROPOSAL

Background

As previously disclosed, including on the Company’s Current Report on Form 8-K that the Company filed with the SEC on October 28, 2024 (the "Prior Form 8-K"), Anchorage Lending CA, LLC (“Anchorage”) on May 25, 2022 entered into an Equipment Loan and Security Agreement (as amended on March 27, 2023, the “Anchorage Loan Agreement”) with Gryphon Opco I LLC (“Gryphon Opco”), an indirect wholly owned subsidiary of the Company, pursuant to which Anchorage loaned Gryphon Opco the principal amount of 933.333333 bitcoin (the “Anchorage Loan”). Gryphon Opco’s obligations under the Anchorage Loan Agreement were secured by certain equipment and software rights of Gryphon Opco and were guaranteed by Gryphon.

As described also in the Prior Form 8-K, on October 25, 2024, the Company, its direct and indirect subsidiaries, as applicable, and Anchorage entered into the Debt Repayment and Exchange Agreement (the “DPE Agreement”), Loan, Guaranty and Security Agreement (the “New Loan Agreement”), Form of Pre-Funded Warrant and Form of $1.50 Warrant (together, the “Anchorage Agreements”) to restructure the Anchorage Loan (the “Restructuring”) and terminate the existing Anchorage Loan Agreement.

According to the Anchorage Agreements, (i) approximately $9.1 million of the Anchorage Loan was converted into the Company’s Common Stock, at an ascribed value of $1.10 per share, resulting in the issuance of 8,287,984 shares of Common Stock (the “October 2024 Common Stock Conversion”) to Anchorage in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), (ii) approximately $3.9 million of the Anchorage Loan was converted into warrants to purchase 3,530,198 shares of Common Stock, which warrants are exercisable immediately, have a ten year term and an exercise price of $0.01 per share (the “Pre-Funded Warrants”, and such shares the “Pre-Funded Warrant Shares”), in a private placement pursuant to Section 4(a)(2) of the Securities Act and (iii) the remaining $5 million of the Anchorage Loan was exchanged for a new $5 million loan (the “Restructured Loan”) pursuant to the New Loan Agreement.

Under the conversion terms in the New Loan Agreement, Anchorage may convert half of its outstanding principal at a price of $1.10 per share of Common Stock and the remaining half at a price of $1.50 per share of Common Stock (upon such issuance, collectively, the “New Loan Agreement Conversion Shares”). In addition pursuant to the New Loan Agreement, the outstanding principal and interest are denominated in dollars, with an interest rate of 4.25% payable monthly; a first priority lien was granted to Anchorage on all of the Company and its subsidiaries’ assets and specified covenants were removed from the Anchorage Loan Agreement including covenants related to mining machine locations and covenant ratios. The New Loan Agreement contained customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchasers, including for liabilities arising under the Securities Act (as defined below), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the New Loan Agreement were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the Anchorage Agreements, the Company also issued Anchorage warrants to purchase 2,000,000 shares of Common Stock, which warrants are exercisable immediately, will expire ten years from the date of issuance and have an exercise price of $1.50 per share (the “$1.50 Warrants” and, together with the Pre-Funded Warrants, the “Anchorage Warrants”, and the shares of our Common Stock issuable upon exercise of the Anchorage Warrants, the “Anchorage Warrant Shares”). The $1.50 Warrants were issued in a private placement pursuant to Section 4(a)(2) of the Securities Act.

The Restructured Loan and the Anchorage Warrants cannot be converted or exercised, respectively, if Anchorage (together with its affiliates) would beneficially own in excess of 19.99% of the number of shares of Common Stock outstanding as of the date of the Anchorage Agreements after giving effect to such conversion or exercise, and which we refer to as the “Beneficial Ownership Limitation,” without the approval of the Company’s stockholders. The Company also agreed to seek such approval of its stockholders, as contemplated by this Proposal 4.

We refer to the October 2024 Common Stock Conversion, the New Loan Agreement Conversion Shares and the Anchorage Warrant Shares, collectively as the “October 2024 Common Stock Conversion Shares”), and the transactions contemplated by the Anchorage Agreements, the Restructuring and the issuance of the October 2024 Common Stock Conversion Shares, as the “October 2024 Transactions.”

Although stockholder approval was not required for the Anchorage Agreements, in connection with the Beneficial Ownership Limitation, under the Anchorage Agreements, we agreed to call and hold a meeting of our stockholders to approve the issuance of the October 2024 Conversion Shares, as required by the Nasdaq listing rules discussed below.

Therefore, we are seeking stockholder approval for the issuance of Common Stock consisting of the October 2024 Common Stock Conversion Shares to comply with Rule 5635 of the Nasdaq listing standards and the limitations set forth therein. Nasdaq Listing Rule 5635, including subsection (b) and (d) thereof, requires stockholder approval prior to, among other things, the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by us of our common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance.

Reasons for Nasdaq Stockholder Approval

As a result of being listed for trading on Nasdaq, issuances of our Common Stock are subject to the Nasdaq Stock Market Rules, including Nasdaq Listing Rule 5635(b) and 5635(d).

Pursuant to Nasdaq Listing Rule 5635(b), stockholder approval is required prior to an issuance of securities that could result in a “change of control” of a listed company, which for Nasdaq purposes, is generally deemed to occur when, as a result of an issuance, an investor or a group of investors acquires, or has the right to acquire, 20% or more of the outstanding equity or voting power of the company and such ownership or voting power would be the company’s largest ownership position. The issuance of the October 2024 Common Stock Conversion Shares may result in the issuance to Anchorage of shares of Common Stock in excess of 19.99% of the issued and outstanding Common Stock (without giving effect to a Beneficial Ownership Limitation). This includes the issuance to Anchorage of shares of Common Stock upon exercise of the Anchorage Warrants, and/or upon conversion of the New Loan Agreement, and which may result in excess of 19.99% of the issued and outstanding shares of Common Stock as of the date of such issuance. Accordingly, we are also seeking stockholder approval pursuant to Nasdaq Listing Rule 5635(b).

Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering under the Nasdaq rules involving the sale, issuance or potential issuance by us of our Common Stock (or securities convertible into or exercisable for our Common Stock) at a price less than the lower of: (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average closing price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Nasdaq Minimum Price”). The issuance of the October 2024 Common Stock Conversion Shares, including the Anchorage Warrant Shares, may be deemed to involve an issuance of securities convertible into more than 20% of our outstanding Common Stock for a price that is less than the Nasdaq Minimum Price.

Accordingly, we are requesting in the Issuance Proposal that our stockholders approve, in accordance with Nasdaq Marketplace Rule 5635, including 5635(b) and (d), the issuance of the October 2024 Common Stock Conversion Shares, including, without limitation, the issuance of the October 2024 Common Stock Conversion, the New Loan Agreement Conversion Shares upon conversion of the New Loan Agreement and the Anchorage Warrant Shares upon exercise of the respective Anchorage Warrants.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(b) or (d) would likely result in a significant increase in the number of shares of our Common Stock outstanding, and, as a result, our current stockholders will own a smaller percentage of our outstanding shares of Common Stock.

Effect of the Issuance of the Common Warrant Shares

The potential issuance of the October 2024 Common Stock Conversion Shares would result in a significant increase in the number of shares of Common Stock outstanding. As a result, our current stockholders will own a smaller percentage of our outstanding shares of Common Stock and therefore have relatively less ability to influence significant corporate decisions requiring stockholder approval. Issuance of the October 2024 Common Stock Conversion Shares could also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our Common Stock to decline.

In addition to the foregoing, the increase in the number of shares of our Common Stock issued in connection with the Anchorage Agreements and the issuance of the October 2024 Common Stock Conversion Shares may have an incidental anti-takeover effect in that the additional shares of our Common Stock issued could dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

Consequences of Not Approving the Issuance Proposal

If our stockholders do not approve the Issuance Proposal, then the respective Anchorage Warrants and the New Loan Agreement will not be exercisable above the applicable Beneficial Ownership Limitation of 19.9%. We are required under the Anchorage Agreements to continue to seek stockholder approval, if such approval is not obtained. These efforts could result in increased costs to the Company. In addition, such failure to obtain stockholder approval may result in difficulty in finding investors or funding our business going forward. The loss of funding sources could materially and adversely affect our ability to raise additional capital in the future. If we are unable to access other sources of capital on acceptable terms, our operating capital may be materially reduced, which could materially and adversely affect our results of operations. Any negative impact on our results of operations due to our having reduced operating capital could negatively affect the market value of our Common Stock. Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent on our ability to maximize capital raising opportunities.

Further Information

The terms of the October 2024 Transaction, including the Restructuring and Anchorage Agreements, the October 2024 Common Stock Conversion Shares issued and issuable thereby, and upon conversion of the New Loan Agreement and exercise of the Anchorage Warrants, are only briefly summarized above. For further information, please refer to the forms of the DPE Agreement, the New Loan Agreement and the forms of Anchorage Warrants, respectively, which were filed with the SEC as exhibits to our Current Report on Form 8-K, filed with the SEC on October 28, 2024, and are incorporated herein by reference. The discussion herein is qualified in its entirety by reference to the filed documents.

The Proposal

We are requesting in the Issuance Proposal that our stockholders approve, in accordance with Nasdaq Marketplace Rule 5635, including 5635(b) and (d), the issuance of the October 2024 Common Stock Conversion Shares, including, without limitation, the issuance of the October 2024 Common Stock Conversion, the New Loan Agreement Conversion Shares upon conversion of the New Loan Agreement and the Anchorage Warrant Shares upon exercise of the respective Anchorage Warrants.

Purpose and Rationale for the Proposal

A vote for this Proposal 4 will constitute approval of the October 2024 Transactions, including issuance of the October 2024 Common Stock Conversion Shares, in accordance with Nasdaq Listing Rules 5635(b) and (d).

Required Vote and Recommendation

In accordance with our Charter, bylaws and Delaware law and assuming a quorum is present at the Special Meeting, approval and adoption of this Proposal 4 requires the affirmative (“FOR”) vote of a majority of votes cast at the Special Meeting by stockholders present or represented by proxy and entitled to vote on the matter at the Special Meeting.

Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this proposal. Abstentions and broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of this proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 4 (THE ISSUANCE PROPOSAL).

PROPOSAL 5: ADJOURNMENT PROPOSAL

In the event that the number of shares of Common Stock present or represented by proxy at the Special Meeting and voting “FOR” the adoption of any one or more of the foregoing proposals are insufficient to approve any such proposal, we may move to adjourn the Special Meeting in order to enable us to solicit additional proxies in favor of the adoption of any such proposal. In that event, we may ask stockholders to vote only upon the Adjournment Proposal and not on any other proposal discussed in this proxy statement. According to the Company’s bylaws, if the adjournment is for more than thirty (30) days, or after the adjournment a new record date is fixed for the meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

For the avoidance of doubt, any proxy authorizing the adjournment of the Special Meeting shall also authorize successive adjournments thereof, at any meeting so adjourned, to the extent necessary for us to solicit additional proxies in favor of the adoption of any such proposal.

Required Vote and Recommendation

In accordance with our Charter, bylaws and Delaware law and assuming a quorum is present at the Special Meeting, approval and adoption of this Proposal 5 requires the affirmative (“FOR”) vote of a majority of votes cast at the Special Meeting by stockholders present or represented by proxy and entitled to vote on the matter at the Special Meeting.

Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this proposal. Abstentions and broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of this proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 5 (THE ADJOURNMENT PROPOSAL).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our shares of Common Stock as of March 31, 2025 based on information obtained from the persons named below, with respect to the beneficial ownership of our shares of Common Stock, by:

●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of the outstanding our shares of Common Stock;

●	each of our directors and our named executive officers who beneficially owns our shares of Common Stock; and

●	all our executive officers and directors as a group.

In the table below, percentage ownership is based on 69,346,005 shares of our Common Stock, issued and outstanding as of March 31, 2025. The Company has determined beneficial ownership in accordance with the rules and regulations of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options or warrants held by the person that are currently exercisable, or exercisable within 60 days of March 31, 2025, or issuable pursuant to restricted stock units held by the person that are subject to vesting and settlement conditions expected to occur within 60 days of March 31, 2025. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, subject to applicable community property laws. Except as otherwise noted below, the address for persons listed in the table is c/o Gryphon Digital Mining, Inc., 1180 N. Town Center Drive, Suite 100, Las Vegas, NV 89144.

Name of Beneficial Owner	Total # of Shares Beneficially Owned	Percentage of Ownership(1)
Rob Chang	3,375,668	4.9%
Brittany Kaiser (1)	864,249	1.2%
Simeon Salzman (2)	658,193	0.9%
Heather Cox (3)	286,658	*
Steve Gutterman (4)	625,470	*
Jessica Billingsley (5)	453,241	*
Peter Gallie (6)	290,472	*
Dan Grigorin	66,020	*
Jimmy Vaiopoulos (7)	179,349	*
Dan Tolhurst (8)	3,569,317	5.1%
All directors and officers as a group (10 persons named above)	10,368,637	15.0%

Other 5% Stockholders
Anchorage Lending CA, LLC (9)	13,869,200	19.9%

*	Represents beneficial ownership of less than 1%.

(1)	Includes 96,824 shares issuable upon exercise of warrants to purchase Common Stock.

(2)	Includes 19,365 shares issuable upon exercise of warrants to purchase Common Stock.

(3)	Includes 96,284 shares issuable upon exercise of warrants to purchase Common Stock.

(4)	Includes 77,459 shares issuable upon exercise of warrants to purchase Common Stock.

(5)	Includes 48,412 shares issuable upon exercise of warrants to purchase Common Stock.

(6)	Includes 145,236 shares issuable upon exercise of warrants to purchase Common Stock.

(7)	Includes 48,412 shares issuable upon exercise of warrants to purchase Common Stock.

(8)	Includes 96,824 shares issuable upon exercise of warrants to purchase Common Stock.

(9)	As provided pursuant to the Beneficial Ownership Limitation (see “Proposal 4 — Issuance Proposal”), the Restructured Loan and the Anchorage Warrants cannot be converted or exercised, respectively, to the extent Anchorage (together with its affiliates) would beneficially own in excess of 19.99% of the number of outstanding shares of our Common Stock after giving effect to such conversion or exercise, until the Issuance Proposal has been approved by the Company’s stockholders. If there was no such Beneficial Ownership Limitation, Anchorage would be deemed to be the beneficial owner of 17,757,576 shares of Common Stock, or approximately 25.6% of our Common Stock, consisting of 8,287,984 shares of Common Stock, 5,530,198 shares of Common Stock issuable upon exercise of the Anchorage Warrants and 3,939,394 shares of Common Stock issuable upon conversion of the Restructured Loan. The address of Anchorage Lending CA, LLC is c/o P.O. Box - One Embarcadero Center #2409, San Francisco, CA 94216.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for special meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of special meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders will be “householding” the Company’s proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Special Meeting materials, please notify your broker or us. Direct your written request to Gryphon Digital Mining, Inc., Attn: Corporate Secretary, 1180 N. Town Center Drive, Suite 100, Las Vegas, NV 89144. Stockholders who currently receive multiple copies of the Special Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

ADDITIONAL INFORMATION

We file annual and quarterly reports and other reports and information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. You can obtain any documents that we file electronically with the SEC at http://www.sec.gov. We will provide without charge to you a copy of the reports and other information filed with the SEC, upon written request to: Gryphon Digital Mining, Inc., Attn: Corporate Secretary, 1180 N. Town Center Drive, Suite 100, Las Vegas, NV 89144.

If you would like additional copies of this Proxy Statement or if you have questions about the proposals to be presented at the Special Meeting, you should contact the Company’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC
Toll Free: (800) 662-5200 or (203) 658-9400
Email: GRYP.info@investor.morrowsodali.com

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in the Proxy Materials for the 2025 Annual Meeting of Stockholders

For stockholders to present proper proposals (other than nominations of directors) for inclusion in our proxy materials for the 2025 annual meeting of stockholders on a timely basis, the relevant information must be received by the Company’s Corporate Secretary at the principal executive offices of the Company, 1180 N. Town Center Drive, Suite 100, Las Vegas, NV 89144, on or before the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2025 annual meeting of the Company’s stockholders no earlier than May 9, 2025 and no later than June 8, 2025. In the event that the date of the 2025 annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of this year’s annual meeting, the relevant information must be received by the Company no later than the deadline set forth in a public announcement made by the Company, which deadline will be a reasonable time after that public announcement and a reasonable time before the Company begins to print and send its proxy materials for the 2025 annual meeting. All such proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of the stockholder proposals in company-sponsored proxy materials.

Director Nominations by a Stockholder Intending to Solicit Proxies for the 2025 Annual Meeting of Stockholders

In addition to satisfying all the requirements under the Company’s bylaws, to comply with the SEC’s universal proxy rules for the Company’s 2025 annual meeting, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth all of the information required by Rule 14a-19 under the Exchange Act no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, meaning we must receive notice of such a proposal or nomination for the 2025 annual meeting of the Company’s stockholders no earlier than May 9, 2025 and no later than June 8, 2025, provided that the date of the meeting has not changed by more than 30 calendar days. In the event such meeting date is changed by more than 30 days, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. To make a submission or to request a copy of our amended and restated bylaws, stockholders should contact our Corporate Secretary.

General Requirements

Any proposal must be delivered to, or mailed and received by, the Company’s Corporate Secretary at the principal executive offices of the Company, in writing and in proper form, and must set forth the information required by the Company’s amended and restated bylaws and applicable requirements under the Exchange Act rules described above. Any adjournment or postponement of an annual meeting for which notice or a public announcement has been given or made shall not commence a new time period (or extend any time period) for the giving of any stockholder’s notice as described in this section entitled “Next Year’s Special Meeting.”

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Dated: [●], 2025

Annex A

FORM OF CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF GRYPHON DIGITAL MINING, INC.

Gryphon Digital Mining, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is Gryphon Digital Mining, Inc.

2. The Certificate of Incorporation of the Corporation is amended by deleting paragraph FOURTH of the Certificate of Incorporation of the Corporation in its entirety and inserting the following:

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 505,000,000, of which 500,000,000 shares shall be common stock of the par value $0.0001 per share (“Common Stock”) and 5,000,000 shares shall be preferred stock of the par value of $0.0001 per share (“Preferred Stock”).

3. This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the [___] day of [__], 2025.

A-1

Annex B

FORM OF CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF GRYPHON DIGITAL MINING, INC.

Gryphon Digital Mining, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is Gryphon Digital Mining, Inc.

2. The Certificate of Incorporation of the Corporation is amended by adding the following new paragraph to the end of Article IV:

Upon the filing and effectiveness (the “Effective Time”) of this amendment to the Corporation’s Certificate of Incorporation, as amended, pursuant to the Delaware General Corporation Law, each [*] ([*]) shares of the Common Stock issued and outstanding (or held in treasury) immediately prior to the Effective Time (the “Old Common Stock”) shall automatically be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of the Corporation’s Common Stock, $0.0001 par value per share (the “New Common Stock”), without any action by the holder thereof, subject to treatment of fractional shares set forth below (the “Reverse Stock Split”). No fractional shares of New Common Stock shall be issued as a result of the Reverse Stock Split. Any stockholder of record of Old Common Stock immediately prior to the Effective Time that would otherwise be entitled to a fractional share as a result of the Reverse Stock Split (after aggregation of such stockholder's shares of New Common Stock) shall be entitled, upon the Effective Time, to receive one whole share of New Common Stock in lieu of such fractional share.

From and after the Effective Time, certificates that, immediately prior to the Effective Time, represented shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which such shares shall have been reclassified and combined as a result of the Reverse Stock Split, including the treatment of fractional shares set forth above. Each book entry position that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such book entry position shall have been reclassified and combined; provided, that each person holding of record a book entry position that represented shares of Old Common Stock shall receive, a new book entry position evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification and combination, including treatment of fractional shares set forth above.

3. This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the [___] day of [__], 2025.

GRYPHON DIGITAL MINING, INC.

By:
Name:
Title:

*	This shall be a whole number between (and including) two (2) and forty (40) to be determined by the Board of Directors of the Corporation pursuant to authority granted by its stockholders, as described in the accompanying proxy statement (the “Reverse Stock Split Ratio”). The stockholders are approving all amendments with such Reverse Stock Split Ratio range and each Reverse Stock Split Ratio within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board of Directors of the Corporation and its stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware. Any proposed amendments reflecting a Reverse Stock Split Ratio not selected by the Board of Directors of the Corporation shall be deemed abandoned in accordance with Section 242(c) of the General Corporation Law of the State of Delaware.

B-1

Annex C

FORM OF CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF GRYPHON DIGITAL MINING, INC.

Gryphon Digital Mining, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is Gryphon Digital Mining, Inc.

2. The Certificate of Incorporation of the Corporation is amended by deleting Article Fifth, Sections B and C of the Certificate of Incorporation of the Corporation in their entirety and inserting the following:

B. Classes of Directors; Terms of Office. From the effective date of this Amendment to the Certificate of Incorporation (the “Effective Date”), all of the directors shall be elected annually and shall hold office until the next annual meeting of stockholders or until his or her respective successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal from office.

Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director appointed in accordance with the preceding sentence shall serve for a term expiring at the next annual meeting of stockholders after his or her appointment and shall hold office until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, disqualification or removal from office.

Notwithstanding the foregoing provisions of this Section V.B, and subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, each director shall serve until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal from office.

C. Removal. Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, and subject to any limitation imposed by law, any individual director or directors elected after the Effective Date or thereafter may be removed with or without cause by the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors, voting together as a single class.

3. This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the [___] day of [__], 2025.

C-1

2025 1. To approve and adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”) to increase the total number of authorized shares of our common stock, par value $0.0001 (the “Common Stock”), from 150,000,000 to 300,000,000 (the “Authorized Shares Proposal”). 2. To approve and adopt an amendment to the Charter to effect a reverse stock split (the “Reverse Split”) of our issued and outstanding shares of Common Stock, at a specific ratio, ranging from one-for ten (1:1-) to one-for forty (1:40), at any time prior to the one-year anniversary date of the Special Meeting, with the exact ratio to be determined by the Company’s board of directors (the “Board”) in its discretion and without further approval or authorization of our stockholders (the “Reverse Split Proposal”). 3. To approve and adopt amendments to the Charter to declassify the Board and make related changes (the “Declassification Proposal”). 4. To approve, in accordance with Nasdaq Listing Rules 5635(b) and (d), the issuance of shares of Common Stock upon (i) conversion of a Loan, Guaranty and Security Agreement and (ii) exercise of certain warrants, each entered into in connection with a Debt Repayment and Exchange Agreement between the Company and Anchorage Lending CA, LLC (collectively, the “Anchorage Agreements”), in the event such conversion and/or exercise, together with the shares of our Common Stock issued in connection with such Anchorage Agreements, are in excess of 20% of our outstanding Common Stock (the “2024 Issuance Proposal”). 5. To approve the adjournment of the Special Meeting to the extent there are insufficient proxies at the Special Meeting to approve any one or more of the foregoing proposals. GRYPHON DIGITAL MINING, INC. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. 195028 Gryphon Digital Mining Proxy Card Rev3 Front YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet or Telephone - QUICK EASY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED CONTROL NUMBER Signature______________________________ Signature, if held jointly__________________________________ Date_____________, 2025 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. PROXY CARD THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4 AND 5. Please mark your votes like this X FOR AGAINST ABSTAIN INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend: https://www.cstproxy.com/gryphondigitalmining/[•] PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [•], 2025. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

2025 195028 Gryphon Digital Mining Proxy Card Rev3 Back Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders To view the Proxy Statement and to Attend the Special Meeting, please go to: https://www.cstproxy.com/gryphondigitalmining/[•] The undersigned appoints Steve Gutterman and Simeon Salzman, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Gryphon Digital Mining, Inc. held of record by the undersigned at the close of business on [•], 2025 at the Special Meeting of Stockholders of Gryphon Digital Mining, Inc. to be held virtually at: https://www.cstproxy.com/gryphondigitalmining/[•] on [•], 2025 at 10:00 a.m. Eastern Time or at any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 THROUGH 5, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side) FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED GRYPHON DIGITAL MINING, INC. SPECIAL MEETING OF STOCKHOLDERS [•], 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PROXY CARD